UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 24, 2009

CAROLYN RIVER PROJECTS LTD.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-119715
(Commission File Number)

Not Applicable
(IRS Employer Identification No.)

2640 Tempe Knoll Drive, North Vancouver, British Columbia, Canada, V6C 1V5
(Address of principal executive offices and Zip Code)

604.908.0233
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 24, 2009, Bryan Markert resigned as our secretary, treasurer, director and chief financial officer of our company and as a result we appointed Steve Bolton as our secretary, treasurer, chief financial officer.  Mr. Bolton is currently our president and chief executive officer and sole director of our company.

Steve Bolton

Mr. Steven Bolton has acted as our president, chief executive officer, and director since our incorporation on February 2, 2004. Mr. Bolton is a graduate of the University of British Columbia where he earned his Bachelor of Science degree in Zoology in 1990. From 1992 to present, he has been the manager of Speedy Printing Centers, a commercial printing company located in North Vancouver, British Columbia, and has been involved in all aspects of its business operations.

Certain Related Transactions and Relationships

We have not been party to any transaction with Mr. Bolton, since the beginning of our last fiscal year, or any currently proposed transaction with Mr. Bolton, in which we were or will be a participant and where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLYN RIVER PROJECTS LTD.

By: /s/ Steve Bolton
Steve Bolton
President, Secretary, Treasurer,
Chief Executive Officer and
Chief Financial Officer

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